                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                            THE ALGER AMERICAN FUND,
                          FRED ALGER AND COMPANY, INC.,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the March 31, 1995 Fund Participation Agreement among The Alger American Fund, Fred Alger and Company, Inc., and Conseco Variable Insurance Company as follows:

1. All references to "Conseco Variable Insurance Company" are hereby changed to "Jefferson National Life Insurance Company", effective May 1, 2003. This change reflects the change in the Company's name from Conseco Variable Insurance Company to Jefferson National Life Insurance Company.

2. Schedule A thereto is hereby modified by changing the names of the existing asset sub-accounts from "Conseco Variable Annuity Accounts C, E, F, G, H, I" and "Conseco Variable Account L" to "Jefferson National Life Annuity Accounts C, E, F, G, H, I" and "Jefferson National Life Account L" to that schedule, which shall read as follows:

                                   SCHEDULE A

                            SEGREGATED ASSET ACCOUNTS

                 - Jefferson National Life Annuity Account C
                 - Jefferson National Life Annuity Account E
                 - Jefferson National Life Annuity Account F
                 - Jefferson National Life Annuity Account G
                 - Jefferson National Life Annuity Account H
                 - Jefferson National Life Annuity Account I
                 - Jefferson National Life Account L

3.   If The Alger American Fund provides the Insurance Company with

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materially incorrect share net asset value information, the Separate Account(s)
shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Insurance Company. Furthermore, The Alger American Fund shall be liable for the reasonable administrative costs incurred by the Insurance Company in relation to the correction of any material error, provided such error is attributable to The Alger American Fund. Administrative costs shall include reasonable allocation of staff time, costs of outside service providers, printing and postage. Non-material errors will be corrected in the next Business Day's net asset value per share.

3.   All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, August 4, 2003.

                                THE ALGER AMERICAN FUND
                                By: /s/ Gregory S. Duch
                                    -------------------
                                Name: Gregory S. Duch
                                Title: Treasurer


                                FRED ALGER AND COMPANY, INC.
                                By: /s/ Gregory S. Duch
                                    -------------------
                                Name: Gregory S. Duch
                                Title: Executive Vice President


                                JEFFERSON NATIONAL LIFE INSURANCE
                                COMPANY
                                By: /s/ Craig A. Hawley
                                    -------------------
                                Name: Craig A. Hawley
                                Title: General Counsel

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                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                            THE ALGER AMERICAN FUND,
                          FRED ALGER AND COMPANY, INC.,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the March 31, 1995 Fund Participation Agreement among The Alger American Fund, Fred Alger and Company, Inc., and Conseco Variable Insurance Company as follows:

     1. Schedule A thereto is hereby modified by adding five new segregated asset accounts of the Jefferson National Life Insurance Company to that schedule, which shall read as follows:

                                   SCHEDULE A

ACCOUNT(S)                                          FORM #
- Jefferson National Life Annuity Account C         22-4025 (Individual)
                                                    32-4000 (Group)
- Jefferson National Life Annuity Account E         22-4047/32-4003 (Achievement)
                                                    22-4048/32-4002 (Educator)
- Jefferson National Life Annuity Account F         22-4061
- Jefferson National Life Annuity Account G         22-4056
- Jefferson National Life Annuity Account H         CVIC-2000 or -2001(state specific)
- Jefferson National Life Annuity Account I         CVIC-2004 or -2005(state specific)
- Jefferson National Life Annuity Account J         JNL-2100
- Jefferson National Life Annuity Account K         JNL-2200
- Jefferson National Life Account L                 CVIC-1001 and -1003
- Jefferson National Life Annuity Account M         JNL-22-4061
- Jefferson National Life Annuity Account N         JNL-2000
- Jefferson National Life Annuity Account O         JNL-2004

     2. All other terms of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, March 22, 2004.

                                THE ALGER AMERICAN FUND


                                By: /s/ Frederick A. Blum
                                    ---------------------
                                Name: Frederick A. Blum
                                Title: Treasurer


                                FRED ALGER AND COMPANY, INC.


                                By: /s/ Frederick A. Blum
                                    ---------------------
                                Name: Frederick A. Blum
                                      -----------------
                                Title: Executive Vice President
                                       ------------------------


                                JEFFERSON NATIONAL LIFE INSURANCE
                                COMPANY


                                By: /s/ Craig A. Hawley
                                    ---------------------------
                                Name: Craig A. Hawley
                                Title: General Counsel and Secretary